Exhibit 23.4

CONSENT OF NATIONALLY RECOGNIZED STATISTICAL RATINGS ORGANIZATION

We hereby consent to the use of our rating on the Mortgage Secured Notes (“KDM2018-N003”) and the First Mortgage Loan (“KDM 2018-L003”) regarding an industrial building property located at 29180 Glenwood Road, Perrysburg, 43551, this Registration Statement on Form S-1 (No. 333-223135) and of our Firm under the caption Ratings in such Registration Statement of Korth Direct Mortgage LLC.

/s/ Saul Grossel	4/19/2018
Saul Grossel, Chief Operating Officer	Date
Egan-Jones Ratings Company